UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2008

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

3024 E. Fort Lowell Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 21, 2008, we entered into stock option agreements with the following directors and employees, granting the right to purchase a total of 3,475,000 shares of our common stock as follows, at an exercise price of $0.22 per share, exercisable for a period of ten years:

Name	Number of Stock Options
Chelsea Wood	75,000
David Boyer	500,000
Donna Cram	150,000
Erik Murdock	350,000
Gary Musil	150,000
Hank Watkins	25,000
John Guilbert	100,000
Jon R. Young	100,000
Kristine P. Hoey	200,000
Suzette Maharry	100,000
Wes Shull	150,000
Tracy Myers	200,000
Jay Crawford	100,000
Karl Berryhill	200,000
Duane Riding	10,000
Bob Bynum	5,000
Russell Swapp	5,000
Joseph Siaperas	5,000
Robert Fields	550,000
Martin Cohen	100,000
Peter Weichler	50,000
John O’Dea	50,000
James Briscoe	300,000
Total	3,475,000

The options were subject to various vesting provisions, but on June 26, 2008, on recommendation of our chief executive officer and our chief financial officer, we eliminated the vesting provisions so that the options shall be fully vested immediately.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 21, 2008, we granted stock options to twenty employees and three directors for the option to purchase an aggregate of 3,275,000 shares of our common stock at an exercise price of $0.22 per share, exercisable until May 21, 2018. The options vest immediately effective as of June 26, 2008. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On May 21, 2008, we granted stock options to one employee and one director for the option to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.22 per share, exercisable until May 21,

2018. The options vest immediately effective as of June 26, 2008. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits
Item 10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: July 2, 2008

CW1974196.1